intellicheck™

Nevada Legislature
Assembly Judiciary
Committee
March 23, 2023
Bryan Lewis, CEO

March 23, 2023

About Intellicheck

- Intellicheck has been providing identity validation to banks & lending, the military, law enforcement and retailers selling age restricted products for over 24 years
- Our primary revenue stream is stopping identity theft for some of the nation's top financial institutions and retailers
  - Effective ID validation is required to stop an estimated $52 billion in losses impacting 42 million Americans in 2021
  - In use at over 30,000 retail locations, bank branches, on-line sales and vending machines

Technology Has Outpaced The Law

"Technology has made fake and altered IDs so sophisticated that it is virtually impossible to spot them with the human eye."

-Mississippi ABC Chief of Enforcement Rusty Hanna

Multiple Websites Every Underage Person Knows Of

Welcome To IDGod

IDGod is a one-stop for quality, secure and trustworthy fake id website. Process any fake id on IDGod. Add any number of security features, be assured of a pass on backlight tests, working holograms, and many more. Find suitable fake ids offers with easy to customize templates or make it yourself option. Place your order and pay through a convenient platform of your choice. Add a secure shipping address and have your ids ready and delivered anonymously to any place in the country! ID God is the ultimate platform for fake ids. Feel free to shop for a fake id anytime on IDGod!

Cheaper When Sold In Bulk


Fake ID prices with discounts
ALL ID's come with an exact duplicate, free custom signature and free shipping. This is the list with all of our fake ids, no other id is supported at this time.

STATE	1 - 3 PERSONS	4 - 9 PERSONS	10 - 49 PERSONS	50 OR MORE PERSONS
New South Carolina 2018 Issue Sexy Newest Template	$80	$70	$60	$40
Alaska	$80	$70	$60	$40

They Emphasize SCANNABLE


IDGod
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QUALITY FAKE IDS
Our scannable fake IDs include correctly formatted QR codes and bar codes that scan identical with a real issued id card. .

1. Scannable does not mean real
2. It means it follows the published AAMVA format which now State follows
3. Each State has its own unique format with hidden security features. Without understanding these, scanning you cannot validate the license

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These Fakes Are Flooding The Country

Border Protection

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Home » Newsroom » Local Media Release » 2 Shipments Containing 4,420 Counterfeit Driver's Licenses Seized by CBP Officers in Louisville

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2 Shipments Containing 4,420 Counterfeit Driver's Licenses Seized by CBP Officers in Louisville

Release Date: Wed, 10/26/2022 - 12:00

LOUISVILLE, Ky— Fraudulent driver's licenses, which can be used for criminal activity or fraud, continue to be found by U.S. Customs and Border Protection (CBP) officers at Express Consignment Operations hub across the nation.

Earlier this morning, Louisville CBP detained two shipments that were arriving from Hong Kong. The contents were described as postcard and postcard box. Officers inspected the shipments and found 2,857 counterfeit state driver's licenses in one shipment and 1,565 fakes in the second shipment. This is the third time in 10 days officers have seized a shipment of counterfeit driver's licenses. On October 12, officers seized 1,094 counterfeits and on October 24 officers seized 2,265 counterfeits. This means in 14 days





Media Contacts

Office of Public Affairs

(202) 344-1780

CBPMEDIARELATIONS

All Other Inquiries

(202) 325-8000

The Problem Is Real

Percentage of over 11,000,000 IDs scanned for these age restricted products across 645 retailers and law enforcement agencies in 2022 that were fake:	
Cannabis	0.8%
Alcohol	2.6%
Age-Restricted Delivery	3%
Law Enforcement	3.8%

Which Is Why We Work with State ABC and Law Enforcement Agencies

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And Create Public/Private Partnerships

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City of Charleston Partners with Intellicheck to Equip King Street Area Businesses with ID Scanning App to Address Underage Drinking

MELVILLE, NEW YORK – November 30, 2022 – Intellicheck, Inc. (Nasdaq: IDN), and the city of Charleston today announced the launch of a new pilot program aimed at tackling the problem of underage drinking. The six-month pilot will allow up to 31 King Street area bars and restaurants to use Intellicheck's identity verification mobile technology application. Intellicheck's ID verification technology has proven to be more than 99% accurate in authenticating IDs in under a second using existing mobile devices or point-of-sale scanners.

Scanning without accuracy is a good intention that does not solve the problem

info@intellicheck.com